Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Bagger Dave’s Burger Tavern, Inc. (the “Company”) for the quarter ending September 24, 2017, I, T. Michael Ansley, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the quarter ending September 24, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the quarter ending September 24, 2017, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 6, 2017	Bagger Dave’s Burger Tavern, Inc.

	By:	/s/ T. Michael Ansley
T. Michael Ansley